Exhibit 32.1
Los Angeles Syndicate of Technology, Inc.
Form 10-K/A for the fiscal year ended December 31, 2010
Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. SECTION 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Bryce Knight, certify that:

1.	I am the Chief Executive Officer of Los Angeles Syndicate of Technology, Inc.
2.
Attached to this certification is Form 10-K/A for the fiscal year ended December 31, 2010, a periodic report (the “periodic report”) filed by the issuer with the Securities Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”), which contains financial statements.

3	I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
•	The periodic report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and
•	The information in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer for the periods presented.

August 18, 2011	/s/ Bryce Knight
Bryce Knight
President and Chief Executive Officer